EXHIBIT 3.325
CERTIFICATE OF FORMATION
OF
TRIAD — DENTON HOSPITAL GP, LLC
Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned authorized person, for the purpose of forming a limited liability company under the Act, hereby certifies the following:
FIRST: The name of the limited liability company is Triad — Denton Hospital GP, LLC.
SECOND: The address of the registered office and the name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
/s/Jeff Kent
Jeffrey P. Kent, Authorized Person
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:29 PM 07/06/2000
001343537 — 3249751

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/06/2001
010173145 — 3249751
Certificate of Amendment to Certificate of Formation
of
TRIAD-DENTON HOSPITAL GP, LLC
It is hereby certified that:
1. The name of the limited liability company (hereinafter called the “limited liability company”) is TRIAD-DENTON HOSPITAL GP, LLC.
2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 30, 2001
/s/Michael L. Silhol
MICHAEL L. SILHOL, MANAGER

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